Press Release Source: China Shen Zhou Mining & Resources, Inc.

China Shen Zhou Mining & Resources, Inc. Announces First Quarter 2009 Financial Results

(All figures are in U.S. dollars)

•	On Wednesday May 13, 2009, 12:01 pm EDT

BEIJING, May 13 /PRNewswire-Asia-FirstCall/ -- China Shen Zhou Mining & Resources, Inc. (NYSE Amex: SHZ) ("China Shen Zhou", or the "Company"), a leading company engaged in the exploration, development, mining and processing of fluorite, zinc, lead, copper, and other nonferrous metals in China, today announced its financial results for the first quarter of 2009 ended March 31, 2009.

First Quarter 2009 Financial Results

Net revenues for the three months ended March 31, 2009 were $0.62 million, representing a $0.12 million or 17% decrease as compared to the same period of 2008. This decrease is primarily attributed to depressed non-ferrous metal prices. The Company ceased production of its non-ferrous metal segment in the first quarter of 2009.

Gross profit for the three months ended March 31, 2009 was $62,000, representing a 67.71% decrease from $192,000 for the same period of 2008. Gross profit margin dropped from 26% for the three months ended March 31, 2008 to 10% for the same period of 2009. The decline was mainly because of the significant increased transportation costs by our subsidiary, Xiangzhen Mining.

General and administrative expenses decreased by approximately $0.55 million to $1.42 million for the three months ended March 31, 2009 as compared to $1.97 million in the same period of 2008. The decrease in general and administrative expenses was primarily due to the Company's increased efficiency on its control of expenses during the current economic crisis.

Interest expense decreased by approximately $969,000 for the three months ended March 31, 2009 as compared to the same period of 2008. The decrease in interest expense is mainly due to the difference in revaluation of the warrant liability.

The Company incurred a net loss of $2.4 million for the three months ended March 31, 2009, a difference of $1 million as compared to a net loss of $3.4 million for the same period of 2008. Basic and diluted loss per share was $0.11 and $0.15 for the three months ended March 31, 2009 and 2008, respectively.

Long Term Strategy Cooperation Partnership

On May 9, 2009, the Company's subsidiary, Xiangzhen Mining signed a Strategic Cooperation Partnership Agreement with CNMC NingXia Orient Group Co., LTD. to supply 60000~100000 metric tons of fluorite powder per year to CNMC NingXia Orient. CNMC NingXia Orient operates a plant to produce aluminum fluorite by using fluorite powder as raw material.

"The agreement establishes the foundation of a long term and stable relationship between both companies during the current economic crisis," said Ms. Jessica Yu, Chairwoman and CEO of China Shen Zhou. "Our products, fluorite powder, produced in Xiangzhen Mining will be sold directly to CNMC NingXia Orient based on market price."

About China Shen Zhou Mining & Resources, Inc.

China Shen Zhou Mining & Resources, Inc., through its subsidiary, American Federal Mining Group ("AFMG"), is engaged in the exploration, development, mining, and processing of fluorite and nonferrous metals such as zinc, lead and copper in China. The Company has the following principal areas of interest in China: (a) fluorite exploration and extraction in the Sumochaganaobao region of Inner Mongolia; (b) zinc/copper/lead exploration, mining and processing in Wulatehouqi of Inner Mongolia; and (c) zinc/copper exploration, mining and processing in Xinjiang. In addition, AFMG owns 100% of Kichi-Chaarat Closed Joint Stock Company, whose major assets include a copper-gold mine located in the Kuru-Tegerek region of western Kyrgyzstan.

For more information, please visit http://www.chinaszmg.com/

Safe Harbor Statement

Certain of the statements made in the press release constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward- looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, fluctuation in mineral prices, risks associated with exploration and mining operations, and the potential of securing additional mineral resources, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

For more information, please contact:

In China:
Fulun Song
Office of the Board of Directors
China Shen Zhou Mining & Resources, Inc.
Tel:   +86-10-8890-6927
Fax:   +86-10-6887-2811
Email: investor@chinaszky.com
Web:   http://www.chinaszmg.com

In the U.S.:
David Elias
Investor Relations
DME Capital LLC
Tel:   +1-516-967-0205
Email: dave@dmecapital.com

Financial Tables to Follow

CHINA SHEN ZHOU MINING & RESOURCES, INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	March 31,	December 31,
	2009	2008
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$290	$205
Accounts receivable, net	366	561
Other deposits and prepayments, net	1,244	1,167
Inventories	2,561	2,958
Total current assets	4,461	4,891

Prepayment for office rent	495	505
Available for sale investment	147	146
Property, machinery and mining assets, net	46,675	47,716
Deferred debt issuance costs	1,649	1,755
Total assets	$53,427	$55,013

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,268	$3,471
Fair value of detachable warrants liability	54	33
Short term bank loans	1,755	1,756
Other payables and accruals	5,085	4,794
Taxes payable	258	411
Due to related parties	2,549	2,666
Convertible notes payable	25,038	--
Total current liabilities	38,007	13,131

Convertible notes payable	--	24,251
Total liabilities	$38,007	$37,382

Minority interests	--	22

STOCKHOLDERS' EQUITY:
Common Stock, $0.001 par value:
Authorized - 50,000,000 shares (2008:
50,000,000 shares) Issued and outstanding
22,214,514 shares	$22	$22
Additional paid-in capital	25,251	25,251
PRC statutory reserves	1,672	1,672
Accumulated other comprehensive income	4,211	4,020
Accumulated deficit	(15,736)	(13,356)
Total stockholders' equity	15,420	17,609
Total liabilities and stockholders' equity	$53,427	$55,013

CHINA SHEN ZHOU MINING & RESOURCES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2009	2008
	(Unaudited)	(Unaudited)

Net revenue	$619	$744
Cost of sales	557	552
Gross profit	62	192

Operating expenses:
Selling and distribution expenses	4	18
General and administrative expenses	1,423	1,974
Total operating expenses	1,427	1,992

Net loss from operations	(1,365)	(1,800)

Other income (expense):
Interest expense	(962)	(1,931)
Other, net	(31)	357
Total other expense	(993)	(1,574)

Loss from operations before income taxes and minority interests	(2,358)	(3,374)

Income tax expenses	--	(50)

Loss from operations before minority interests	(2,358)	(3,424)

Minority interests	(22)	15

Net loss	(2,380)	(3,409)

Other comprehensive income:
Foreign currency translation adjustments	191	1,023
Comprehensive loss	$(2,189)	$(2,386)

Net loss per common share
- basic and diluted	$(0.11)	$(0.15)

Weighted average common shares outstanding
- Basic and Diluted	22,215	22,215

CHINA SHEN ZHOU MINING & RESOURCES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Three Months
	Ended March 31,
	2009	2008
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Loss from operations	$(2,380)	$(3,409)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,058	459
Deferred income tax benefits	--	32
Fair value adjustment of warrants	21	918
Prepayment for office rent	10	--
Accrual of coupon interests and accreted principal	386	368
Amortization of deferred financing costs	401	453
Amortization of debt issuance costs	106	42
Minority interests	(22)	(9)
Changes in operating assets and liabilities:
(Increase) decrease in -
Accounts receivable	195	670
Deposits and prepayments	(77)	246
Inventories	397	(514)
Increase (decrease) in -
Accounts payable	(203)	59
Other payables and accruals	291	562
Taxes payable	(153)	(45)
Due to related parties	(117)	100
Net cash used in operating activities	(87)	(68)

Cash flows from investing activities:
Purchases of property, machinery and mining assets	$(31)	$(1,623)
Net cash used in investing activities	(31)	(1,623)

Cash flows from financing activities:
Proceeds from short-term borrowings	$--	$481
Net cash provided by financing activities	--	481

Foreign currency translation adjustment	203	(374)

Net increase (decrease) in cash and cash equivalents	85	(1,584)

Cash and cash equivalents at the beginning of the period	205	2,949
Cash and cash equivalents at the end of the period	$290	$1,365

Non-cash investing and financing activities
(None)

Supplemental disclosures of cash flow information
Cash paid for interest expenses	$47	$108
Cash paid for income tax	$--	$--